Exhibit 99.2

Taysha Gene Therapies Secures up to $100 Million Non-Dilutive Term Loan Financing

Financing strengthens balance sheet, furthers financial and operational flexibility and lowers overall cost of capital

No financial covenants and no warrants issued in connection with non-dilutive financing

Full drawdown expected to extend cash runway to support key value-creating milestones including availability of Phase 1/2 GAN data from the highest dose cohort as well as regulatory guidance on registration pathway for GAN, data readouts in GM2 gangliosidosis, Rett syndrome, CLN1 disease, and SURF1-associated Leigh syndrome and, importantly, a potential regulatory approval for TSHA-120 in GAN without the need for additional financing

Dallas – August 16, 2021 - Taysha Gene Therapies, Inc. (Nasdaq: TSHA), a patient-centric gene therapy company focused on developing and commercializing AAV-based gene therapies for the treatment of monogenic diseases of the central nervous system in both rare and large patient populations, today announced that it has entered into a loan and security agreement with Silicon Valley Bank (SVB) that provides Taysha with up to $100 million of borrowing capacity.

“Access to this non-dilutive financing at an attractive cost of capital, along with the current cash on hand, will provide Taysha with operational and financial flexibility to achieve numerous value-generating milestones including a potential regulatory approval for TSHA-120 in giant axonal neuropathy, or GAN,” said RA Session II, Chief Executive Officer of Taysha. “Additional milestones include the release of Phase 1/2 data in the highest dose cohort in GAN, and Phase 1/2 data in GM2 gangliosidosis, Rett syndrome, CLN1 disease and SURF1-associated Leigh syndrome. We are pleased to partner with SVB as we continue to execute on our ambitious business plan.”

This non-dilutive financing provides Taysha with up to $100 million, with $40 million available at closing of which Taysha has drawn $30.0 million. The Company has the option to draw down the remaining tranches, subject to certain conditions. The interest rate is the greater of 7.0% or the WSJ Prime Rate plus 3.75%. There are no financial covenants and no warrants associated with the term loan.

“Our financial commitment to Taysha speaks to our confidence in its core strategies and is consistent with our support of innovative life sciences businesses,” said Michael White, Head of Business Development, Life Science & Healthcare, Silicon Valley Bank. “We are delighted to provide additional capital for the Company to further advance its robust development pipeline and achieve key value-generating milestones in the years to come.”

“In the last 12 months, we have quickly made the transition from a private to public company and from preclinical to clinical to pivotal-stage,” said Kamran Alam, Chief Financial Officer of Taysha. “Building upon this momentum, we expect this non-dilutive financing to enable us to be well positioned to maximize long-term stockholder value.”

About Taysha Gene Therapies

Taysha Gene Therapies (Nasdaq: TSHA) is on a mission to eradicate monogenic CNS disease. With a singular focus on developing curative medicines, we aim to rapidly translate our treatments from bench to bedside. We have combined our team’s proven experience in gene therapy drug development and commercialization with the world-class UT Southwestern Gene Therapy Program to build an extensive, AAV gene therapy pipeline focused on both rare and large-market indications. Together, we leverage our fully integrated platform — an engine for potential new cures — with a goal of dramatically improving patients’ lives. More information is available at www.tayshagtx.com.

About Silicon Valley Bank

For nearly 40 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning or implying the potential of our product candidates to positively impact quality of life and alter the course of disease in the patients we seek to treat, our research, development and regulatory plans for our product candidates, the anticipated use of proceeds from borrowings under the loan and security agreement, our ability to access the full $100 million potentially available under the loan and security agreement and our ability to fund operations into the second half of 2023. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings, including in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, both of which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. These forward-looking statements speak only as of the date hereof, and we disclaim any obligation to update these statements except as may be required by law.

Company Contact:

Kimberly Lee, D.O.

SVP, Corporate Communications and Investor Relations

Taysha Gene Therapies

klee@tayshagtx.com

Media Contact:

Carolyn Hawley

Canale Communications

carolyn.hawley@canalecomm.com